Exhibit 10.1

REGIONAL MANAGEMENT CORP.

RETENTION AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of the      day of             , 20    , by and between Regional Management Corp., a Delaware corporation (the “Company”), and                                         , an employee of the Company (the “Employee”).

RECITALS

WHEREAS, it is critical that the Company retain its employees to facilitate the achievement of important Company goals and, accordingly, the Company desires to provide additional incentive to the Employee to remain employed by the Company and provide valuable services;

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Agreement Period. This Agreement will commence effective as of                                          and will end as of                                          (the “Agreement Period”).

Section 2. Retention Benefits. Subject to the terms and conditions of this Agreement, the Company will provide Employee with a retention award (the “Retention Award”) in the amount of $            , less any applicable withholding or other obligations, as provided in Section 11 herein. The Retention Award shall be payable as follows: $             (representing 25% of the Retention Award) to be paid on or about                     ; $             (representing 25% of the Retention Award) to be paid on or about                     ; and $             (representing 50% of the Retention Award) to be paid on or about                      (                    ,                     , and                      shall be collectively referred to as the “Payout Date(s)”). In order to receive a Retention Award payment, the Employee must be employed by the Company, any parent or subsidiary of the Company or any successor to the Company as of each of the applicable Payout Dates listed above. Notwithstanding the foregoing, if the Company, any parent or subsidiary of the Company or any successor to the Company terminates the Employee’s employment prior to a designated Payout Date for any reason other than for “Cause” (as that term is defined in Section 20 of this Agreement), then the Company will pay Employee the Retention Award payment(s) Employee would have been entitled to receive under the terms of this Agreement had Employee remained employed by the Company throughout the Agreement Period. All Retention Award payments shall be made (without interest) within thirty (30) days following the Payout Date; provided that, in the case of termination by the Company without Cause and notwithstanding anything herein to the contrary, no Retention Award payment shall be due or payable unless Employee shall have executed and delivered to the Company a Release (as that term is defined in Section 20 of this Agreement) within such thirty (30) day period. The determination of whether a termination for Cause has occurred shall be made by the Compensation Committee of the Company’s Board of Directors (the “Committee”) acting in good faith.

Section 3. No Right to Continued Employment; Forfeiture. Nothing contained in this Agreement shall be construed as conferring upon the Employee the right or imposing upon him the obligation to continue in the employment of the Company, nor shall it limit the right of the Company to terminate the Employee’s employment at any time for any reason or for no reason. If the Employee’s employment terminates other than in accordance with the conditions described in Section 1 (whether by the Company or the Employee, and whether voluntary or involuntary), the Employee will forfeit his right to any portion of the Retention Award.

Section 4. No Trust Fund. The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the Employee. Such payments shall be made from the general funds of the Company. The Company shall not be required to establish or maintain any special or separate fund or otherwise to segregate assets to assure that such payments shall be made, and the Employee shall not have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payment from the Company, such right shall be no greater than the right of an unsecured creditor of the Company.

Section 5. Facility of Payments. If it appears that the Employee shall, at the time any payment hereunder is due, be incapacitated so that the recipient cannot legally receive or acknowledge receipt of the payments, then the Company at its option may make the payment to the legal guardian, attorney in fact, or other person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company’s obligations hereunder with respect to such payment.

Section 6. Administration by Committee. The Agreement shall be administered by the Committee. The Committee shall be responsible for the general administration and interpretation of the Agreement and for carrying out its provisions, except to the extent that the Committee delegates ministerial authority to a designee. The Committee shall have the authority to interpret and construe the provisions of the Agreement and to decide any dispute which may arise regarding the rights of the Employee or the Company hereunder, which determinations shall be binding and conclusive upon all interested persons.

Section 7. No Assignment or Transfer by the Employee. None of the rights, benefits, obligations or duties under this Agreement may be assigned or transferred by the Employee, except by will or under the laws of descent and distribution. Any purported assignment or transfer by the Employee shall be void.

Section 8. Right of Offset. Notwithstanding any other provision of the Agreement, the Company may (subject to any considerations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), at any time reduce the amount of any payment or benefit otherwise payable to or on behalf of the Employee by the amount of any obligation of the Employee to the Company, and, by entering into this Agreement, the Employee shall be deemed to have consented to such reduction.

Section 9. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Employee, his executors, administrators, heirs and next of kin, and the Company, its successors and assigns.

Section 10. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

Section 11. Withholding; Payroll Taxes. To the extent required by law in effect at the time of any payment or accrual of benefits pursuant to the terms of this Agreement, the Company shall withhold from payments made hereunder (or other compensation payable to the Employee) the taxes required to withheld by the federal or any state or local government.

Section 12. Amendment; Termination. Except as otherwise provided in this Section 12, this Agreement may not be amended or terminated except by an instrument in writing signed by both parties. Notwithstanding the foregoing, the Company shall have unilateral authority to amend this Agreement to the extent necessary to comply with applicable laws, rules and regulations (including but not limited to Code Section 409A).

Section 13. Severability; Reformation. In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of this Agreement in any other jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such invalid or illegal or unenforceable provision or part of such a provision had never been contained herein, and such provision or part thereof shall be reformed so that it will be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

Section 14. Compliance with Recoupment and Other Policies or Agreements. As a condition to entering into this Agreement, the Employee agrees that he shall abide by all provisions of any compensation recovery policy and/or other similar policies maintained by the Company, each as in effect and applicable to the Employee from time to time. In addition, the Employee shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Employee under applicable law, rule or regulation.

Section 15. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of South Carolina, without regard to the conflicts of law provisions of any state.

Section 16. Compliance with Code Section 409A. The parties intend that this Agreement comply with, or be exempt from, Code Section 409A, and all rules, regulations, and other similar guidance issued thereunder, to the extent that they are reasonably determined to be subject to Code Section 409A. In the event that the Company (or a successor thereof) has any stock which is publicly traded on an established securities market or otherwise, distributions to the Employee if he is a “specified employee” (as defined under Code Section 409A), upon a separation from service may only be made on a date that is more than six months after the date of separation from service (or, if earlier than the end of the six-month period, the date of death of the specified employee) (with such payments being made during the seventh month following separation from service), if and to the extent required under Code Section 409A. Further, (a) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Agreement, and (b) terms used in the Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee, nor its or their designees or agents shall be liable to any Employee or other person for actions, decisions or determinations made in good faith.

Section 17. Tax Consequences. The Company has made no warranties or representations to the Employee with respect to the tax consequences (including, without limitation, income tax consequences) related to this Agreement or the Retention Award, and the Employee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Employee acknowledges that there may be adverse tax consequences upon the receipt of the Retention Award and that he has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Employee also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Employee.

Section 18. Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and expressly supersedes all previous communications, understandings, commitments and agreements by or between the parties, whether written, oral or otherwise, related to the subject matter hereof.

Section 19. Gender. The use of any of the masculine, feminine or neuter gender herein shall be construed also to include each of the other genders.

Section 20. Definitions. The following capitalized terms used in this Agreement have the respective meanings set forth in this Section:

(a) Cause. “Cause” shall mean “Cause” as defined in any employment, severance, or similar agreement then in effect between the Employee and any of the Company or its affiliates, or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean (i) the Employee’s engagement in misconduct which is materially injurious to the Company or its affiliates, (ii) the Employee’s continued failure to substantially perform his duties to the Company, (iii) the Employee’s repeated dishonesty in the performance of his duties to the Company, (iv) the Employee’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (v) the Employee’s material breach of any confidentiality, non-solicitation, or non-competition covenant entered into between the Employee and the Company.

(b) Release. “Release” shall mean a general waiver and release, in a form determined by the Company, discharging the Company, its affiliates and its and their respective officers, directors, employees, agents, attorneys and representatives and the heirs, predecessors, successors and assigns of all of the foregoing from any and all claims, actions, causes of action or other liability, whether known or unknown, contingent or fixed, arising out of or in any way related to the Retention Award (including, without limitation, any claims under the Agreement, other than the Company’s obligation to pay the consideration as provided in this Agreement).

[Signatures on Following Page]

IN WITNESS WHEREOF, this Agreement has been executed by and on behalf of the parties effective as of the day and year first above written.

REGIONAL MANAGEMENT CORP.

By:

Printed Name:

Its:

Date:

EMPLOYEE

By:

Printed Name: